Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE ATOSSA THERAPEUTICS, INC.
2020 STOCK INCENTIVE PLAN

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:

Pursuant to the Atossa Therapeutics, Inc. 2020 Stock Incentive Plan, as amended through the date hereof (the “Plan”), Atossa Therapeutics, Inc. (the “Company”) hereby grants an award of Restricted Stock Units (an “Award”) to the Grantee named above. Each Restricted Stock Unit represents the right to receive one share of Stock of the Company, subject to the restrictions and conditions set forth herein and in the Plan.

1. Vesting of Restricted Stock Units. Except as set forth below, and subject to the discretion of the Administrator to accelerate the vesting schedule hereunder, this Award shall vest as follows:

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2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive payment upon vesting in the form of one share of Stock. Grantee will have no right to payment of any shares of Stock on any Restricted Stock Units unless and until the Restricted Stock Units have vested in the manner set forth herein. Prior to actual payment of a share of Stock on any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue shares of Stock as contemplated by this award agreement and the Plan.

3. Restrictions on Resale. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any shares of Stock issued pursuant to vested Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

4. Rights as a Stockholder. Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Restricted Stock Units unless and until shares of Stock settled for such Restricted Stock Units shall have been issued by the Company to Grantee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this award agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this award agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. Grantee understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

7. Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Grantee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the Restricted Stock Units. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied.

8. Other Agreements Superseded. This award agreement and the Plan constitute the entire understanding between Grantee and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are hereby superseded.

9. Limitation of Interest in Shares Subject to Restricted Stock Units. Neither the Grantee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Grantee shall have any right, title, interest, or privilege in or to any shares of Stock allocated or reserved for the purpose of the Plan or subject to this award agreement except as to such shares of Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, this award agreement or any other instrument executed pursuant to the Plan shall confer upon Grantee any right to continue in the Company’s employ or service nor limit in any way the Company’s (or any Subsidiary’s) right to terminate the Grantee’s employment or other service at any time for any reason or no reason, with or without cause, and with or without advance notice.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11. No Liability of Company. The Company and any Subsidiary which is in existence or hereafter comes into existence shall not be liable to the Grantee or any other person as to: (a) the non-issuance or sale of shares of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Grantee or other person due to the receipt or settlement of any Restricted Stock Units granted hereunder.

12. Electronic Delivery. By executing this award agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan, the Award and the Stock via Company web site or other electronic delivery.

13. Successors/Assigns. This award agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

14. Severability. If one or more provisions of this award agreement are held to be unenforceable under applicable law, such provision shall be excluded from this award agreement, and the balance of the award agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this award agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

15. Amendment. Pursuant to Section 18 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Award, but no such action may be taken that adversely affects the Grantee’s rights under this award agreement without the Grantee’s consent.

Atossa Therapeutics, Inc.

By:
Name:
Title:

The foregoing Restricted Stock Unit Award Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Grantee’s Signature

Grantee’s name and address:

[GRANTEE SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]